Exhibit 99.1
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES ANNOUNCES CREDIT FACILITY AND ASSET
PURCHASE AGREEMENT WITH PALM HARBOR HOMES
PHOENIX, November 29, 2010 – Cavco Industries, Inc. (NASDAQ:CVCO) today announced that Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), has entered into an agreement with Palm Harbor Homes, Inc. (NASDAQ: PHHM) to provide debtor-in-possession (DIP) financing to Palm Harbor and certain of its subsidiaries during the reorganization of Palm Harbor and such subsidiaries under chapter 11 of the U.S. Bankruptcy Code.
Palm Harbor is a manufacturer and marketer of factory-built housing and a provider of related financing and insurance. Palm Harbor and certain of its subsidiaries filed for chapter 11 bankruptcy protection on November 29, 2010. In conjunction with Palm Harbor’s filing, Fleetwood Homes committed $50 million, which may increase to $55 million if certain conditions are met, for a debtor-in-possession (DIP) credit facility. Subject to bankruptcy court approval, the credit facility will be used by Palm Harbor to extinguish its existing Textron Financial Corporation facility and to fund post-petition operations, commitments to customers, and employee obligations.
Additionally, through a newly formed subsidiary of Fleetwood Homes, Inc., Cavco and Third Avenue have entered into an agreement with Palm Harbor and certain of its subsidiaries to purchase substantially all of Palm Harbor’s assets comprising its manufactured and modular housing construction and retail businesses and all of the outstanding stock of its insurance and finance subsidiaries, and to assume certain liabilities of Palm Harbor. The asset purchase transaction is expected to be conducted pursuant to a sale process under section 363 of the U.S. Bankruptcy Code. Cavco and Third Avenue’s joint $57.5 million “stalking horse” bid is subject to customary conditions to closing, certain post-closing adjustments, and bankruptcy court approval and includes manufactured housing factories, retail locations, equipment, accounts receivable, inventory, intellectual property, and certain warranty and other liabilities. Palm Harbor’s insurance and finance subsidiaries, including Standard Casualty Company, Standard Insurance Agency, CountryPlace Acceptance Corp., and CountryPlace Mortgage, Ltd. are not parties to the Palm Harbor bankruptcy filing, but the shares of these companies are included in the assets to be acquired by Fleetwood Homes.
“We are pleased to have this opportunity to partner with Palm Harbor Homes and look forward to a successful outcome of this process. Our mutual intention is to help Palm Harbor continue its heritage of providing quality home building, retailing, financing, competitive insurance products and outstanding customer service. Our combined businesses will have a strengthened foundation and market presence,” said Joseph H. Stegmayer, Chairman, President and Chief Executive Officer of Cavco.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is one of the largest producers of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The company is also a leading producer of park model homes and vacation cabins in the United States. Third Avenue Management, the investment adviser to Third Avenue Value Fund, is a New York-based company with expertise in value and distressed investing.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to complete the acquisition of the Palm Harbor assets and certain liabilities and successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and other future acquisitions may adversely impact our liquidity; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2010 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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